UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 16, 2012

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 16, 2012, William Pence, Executive Vice President and Chief Technology Officer of WebMD Health Corp., was appointed to the additional position of Chief Operating Officer. In connection with that appointment, he entered into an Amended and Restated Employment Agreement with WebMD (the “Amended Agreement”). The Amended Agreement restates his existing employment agreement, as previously amended by several letter agreements (the “Prior Agreement”), and reflects an increase in his annual salary rate from $375,000 to $425,000 and an increase from 35% to 60% in the target annual bonus (as a percentage of his annual salary rate) that he is eligible to receive, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. Pursuant to General Instruction B.3 of Form 8-K, the following is incorporated by reference in this Item 5.02 from Amendment No. 1, filed on April 30, 2012, to WebMD’s Annual Report on Form 10-K for the year ended December 31, 2011:

•	the biographical information regarding Mr. Pence contained under the caption “Directors and Executive Officers” in Item 10; and

•	the description of the Prior Agreement contained under the caption “Executive Compensation – Employment Agreements with the Named Executive Officers – William Pence” in Item 11.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated:	May 16, 2012	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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